Exhibit 10.3
24 MONTH CONSULTING AGREEMENT
EXTINSION/ AMMENDMENT TO AGREEMENT

The following is an extension dated April 23, 2008 to the agreement between Capital Group Communications (CGC and XeDAR Corporation (XDR).

RECITALS

WHEREAS, Company is XeDAR Corporation and Consultant is Capital Group Communications.

WHEREAS, Company desires to extend the services of Consultant to represent the company in investors' communications and public relations with existing shareholders, brokers, dealers and other investment professionals as to the Company's current and proposed activities, and to consult with management concerning such Company activities;

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1)	Remuneration. As full and complete compensation for services described in this Agreement, the Company shall compensate CGC as follows:

For undertaking this engagement and for other good and valuable consideration, the Company agrees to issue and deliver to the Consultants a "Commencement Bonus" payable in the form of 500,000 shares of the Company's Common Stock ("Common Stock").  This Commencement Bonus shall be issued and delivered to consultant immediately following the date that XeDAR Corporation's shares are traded on the American Stock Exchange, so long as the listing occurs by July 31st, 2008.  These shares will be tradable under Rule 144, but will also be restricted as follows: 50% will be restricted for 12 months from the date the extension Agreement is executed; 25% will be restricted for 18months from the date the extension Agreement is executed; and the remaining 25% will be restricted for 24 months from the date the extension Agreement is executed.  In the event of a change in control the restriction will be removed from all of the shares. (In the event XeDAR is acquired or sold before July 31st, 2008 CGC will be rewarded its shares as if it were listed.  XeDAR agrees to accelerate its application and not impede with the Listing or requirements to evade or forestall any payments under this extension.)

a)
 With each transfer of shares of Common Stock to be issued pursuant to this Agreement (collectively, the "Shares"), Company shall cause to be issued a certificate representing the Common Stock and a written opinion of counsel for the Company stating that said shares are validly issued, fully paid and non-assessable and that the issuance and eventual transfer of them to Consultant has been duly authorized by the Company.  Company warrants that all Shares issued to Consultant pursuant to this Agreement shall have been validly issued, fully paid and non-assessable and that the issuance and any transfer of them to Consultant shall have been duly authorized by the Company's board of directors.

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b)
Consultant acknowledges that the shares of Common Stock to be issued pursuant to this Agreement (collectively, the "Shares") have not been registered under the Securities Act of 1933, and Accordingly are "restricted securities" within the meaning of Rule 144of the Act.

c)	In connection with the acquisition of Shares hereunder, the Consultant represents and warrants to the Company, to the best of its/his knowledge, as follows:

i)
Consultant acknowledges that the Consultant has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning an investment in the Shares, and any additional information which the Consultant has requested.

ii)
Consultant has had experience in investments in restricted and publicly traded securities, and Consultant has had experience in investments in speculative securities and other investments which involve the risk of loss of investment. Consultant acknowledges that an investment in the Shares is speculative and involves the risk of loss. Consultant has the requisite knowledge to assess the relative merits of this investment without the necessity of relying upon other advisors, and Consultant can afford the risk of loss of his entire investment in the Shares.

This extension shall not void the original agreement but shall constitute an amendment to the agreement to extend such services for an additional 24 months.

2)
Complete Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

AGREED TO:

"Company"		XeDAR
Date:	By:	/s/ Hugh Williamson, III Hugh Williamson, III
"Consultant"		CAPITALGROUP COMMUNICATIONS, INC
Date:	By:	/s/ Devin Bosch, President Devin Bosch

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